Exhibit 16.1

P.O. Box 202260 Austin, TX 78720 pmbhd.com T 512.258.9670 F 512.258.5895

June 13, 2018

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated June 13, 2018 of TransAtlantic Petroleum Ltd. (the "Company") to be filed with the Securities and Exchange Commission, and we agree with such statements insofar as they relate to our resignation and our audits for the fiscal years ended December 31, 2017 and 2016.

Very truly yours,

PMB Helin Donovan, LLP

/s/ PMB Helin Donovan, LLP

Austin, Texas